SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2004

POWERWAVE TECHNOLOGIES, INC..
(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1801 E. St. Andrew Place
Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 466-1000

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events and Regulation FD Disclosure

On November 4, 2004, Powerwave Technologies, Inc. (the “Company”) announced that it intends to raise approximately $150,000,000 through an offering of 20-year convertible subordinated notes (the “Notes”) in a private placement for resale to qualified institutional buyers meeting the criteria contained in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also intends to grant an option to the initial purchaser to acquire an additional $50,000,000 principal amount of Notes. The Notes and the shares of the Company’s Common Stock issuable upon conversion thereof will not have been registered under the Securities Act. The Company expects to use the net proceeds from the offering to (1) fund the purchase of approximately $40 million of its common stock simultaneously with the issuance of the Notes and (2) increase financial flexibility for possible future acquisitions and for general corporate purposes.

A copy of the press release announcing the private placement and stock repurchase is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 8.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

99.1	Press release issued by Powerwave Technologies, Inc., dated November 4, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERWAVE TECHNOLOGIES, INC.

Date: November 5, 2004	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Senior Vice President, Finance,
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Powerwave Technologies, Inc., dated November 4, 2004